Exhibit 99.1

News Release

Contact:

Thomas Lyles

Chief Executive Officer and acting President

875 Lowcountry Blvd

Mount Pleasant, SC 29464

(843) 388-8433

Tidelands Bancshares Announces Third Quarter Results

Tidelands Bancshares, Inc. reported that its third quarter, 2011, net income was $1.4 million as compared to a loss of $406 thousand for the third quarter of 2010.  This represents a quarter over quarter improvement of 347%.  Gains on the sale of securities, reduced provisioning for possible loan losses and lower noninterest expenses were the drivers behind the return to profitability for the quarter.  On a per share basis, the net income for the quarter ended September 30, 2011 was $0.35 compared to a loss of $0.10 for the same quarter of 2010.  On a year to date basis, the net loss improved $1.1 million, or 10.4% from the $10.5 million loss reported year to date for 2010.

Total assets declined to $533.7 million from $571.3 million at year end 2010.  This decline was led by a $41.6 million decline in the loan portfolio and a $37.5 million reduction in deposits.  The resulting regulatory capital ratios at September 30, 2011 for Tidelands Bank, the wholly owned subsidiary of Tidelands Bancshares, were in excess of those levels prescribed to be adequately capitalized.  Please note that the year to date amounts have changed because the June 30th amounts were restated.

About Tidelands Bancshares, Inc.

Tidelands Bancshares, Inc., headquartered in Mt. Pleasant, SC, operates as a bank holding company of Tidelands Bank. Tidelands Bank is a local community bank focused on serving individuals, families, entrepreneurs, and small businesses in the South Carolina Lowcountry, with 7 locations serving Charleston, Dorchester, Berkley, Horry, and Beaufort counties. Tidelands Bank offers mortgages, construction loans, deposit products, internet banking, 24 hour telephone banking, and ATM service, and takes great pride in providing the custom banking solutions and services necessary to meet customer needs. Traded on the NASDAQ pink sheets market as TDBK, Tidelands can also be found on the web at www.tidelandsbank.com. For more information regarding the matters described in this press release, please refer to Tidelands Bancshares, Inc.’s filings, including on Form 8-K, with the Securities and Exchange Commission at www.sec.gov.

Forward Looking Statements

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans, expectations and benefits of the strategic plan, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, greater than expected noninterest expenses, volatile credit and financial markets, potential deterioration in real estate values, and regulatory changes and excessive loan losses, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-

looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forwardlooking statements, whether as a result of new information, future events, or otherwise.

-Financial Tables Follow-

SUMMARY CONSOLIDATED FINANCIAL DATA

Our summary consolidated financial data as of and for the quarter ended September 30, 2011 are unaudited but, in the opinion of our management, contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly our financial position and results of operations for such periods in accordance with generally accepted accounting principles.

Consolidated Statements of Operations

For the nine and three months ended September 30, 2011 and 2010

(Unaudited)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2011	2010	2011	2010
Interest income:
Loans, including fees	$16,080,236	$18,413,874	$5,161,786	$5,988,637
Securities available for sale, taxable	1,511,584	4,542,503	474,985	352,740
Securities available for sale, non-taxable	—	37,723	—	—
Federal funds sold	41,527	59,612	12,819	22,186
Other interest income	366	980	239	101
Total interest income	17,633,713	23,054,692	5,649,829	6,363,664
Interest expense:
Time deposits $100,000 and over	2,057,134	2,028,284	672,395	723,157
Other deposits	2,500,668	4,998,246	753,187	1,277,599
Other borrowings	1,806,880	2,278,295	571,329	496,333
Total interest expense	6,364,682	9,304,825	1,996,911	2,497,089
Net interest income	11,269,031	13,749,867	3,652,918	3,866,575
Provision for loan losses	10,050,117	10,670,000	300,000	920,000
Net interest income (loss) after provision for loan losses	1,218,914	3,079,867	3,352,918	2,946,575

Noninterest income (loss):
Service charges on deposit accounts	38,988	34,255	13,326	11,446
Residential mortgage origination income	113,395	172,622	31,819	48,531
Gain on sale of securities available for sale	1,209,050	1,741,539	1,209,050	394,408
Other service fees and commissions	414,941	411,253	120,218	150,207
Increase in cash surrender value of BOLI	404,736	417,382	132,961	143,930
Loss on extinguishment of debt	—	(1,619,771)	—	—
Other	54,653	44,248	32,148	(99,838)
Total noninterest income (loss)	2,235,763	1,201,528	1,539,522	648,684
Noninterest expense:
Salaries and employee benefits	4,521,539	5,695,655	1,324,396	1,736,371
Net occupancy	1,207,343	1,237,750	405,129	417,037
Furniture and equipment	635,152	664,221	219,188	218,077
Other real estate owned expense	1,932,861	2,059,765	150,728	359,243
Other operating	3,932,947	4,454,547	1,142,321	1,034,830
Total noninterest expense	12,229,842	14,111,938	3,241,762	3,765,558
Income (Loss) before income taxes	(8,775,165)	(9,830,543)	1,650,678	(170,299)
Income tax benefit	(48,692)	—	—	—
Net income (loss)	(8,726,473)	(9,830,543)	1,650,678	(170,299)
Accretion of preferred stock to redemption value	166,104	155,424	55,368	51,808
Preferred dividends accrued	541,800	547,820	180,600	184,613
Net income (loss) available to common shareholders	$(9,434,378)	$(10,533,787)	$1,414,710	$(406,720)
Income (Loss) per common share
Basic income (loss) per share	$(2.31)	$(2.58)	$0.35	$(0.10)
Diluted income (loss) per share	$(2.31)	$(2.58)	$0.35	$(0.10)
Weighted average common shares outstanding
Basic	4,088,372	4,087,399	4,092,053	4,086,245
Diluted	4,088,372	4,087,399	4,092,053	4,086,245

Item 1. Financial Statements

Consolidated Balance Sheets

	September 30,	December 31,
	2011	2010
	(Unaudited)	(Audited)
Assets:

Cash and cash equivalents:
Cash and due from banks	$7,875,794	$3,657,977
Federal funds sold	14,220,000	24,069,000
Total cash and cash equivalents	22,095,794	27,726,977
Securities available-for-sale	62,640,092	57,955,698
Nonmarketable equity securities	3,836,950	5,267,750
Total securities	66,477,042	63,223,448
Mortgage loans held for sale	391,000	—
Loans receivable	396,028,966	437,688,015
Less allowance for loan losses	11,249,088	11,459,047
Loans, net	384,779,878	426,228,968
Premises, furniture and equipment, net	22,555,193	22,422,388
Accrued interest receivable	1,906,797	1,928,992
Bank owned life insurance	14,819,363	14,414,626
Other real estate owned	18,533,963	11,905,865
Other assets	2,229,272	3,439,207
Total assets	$533,788,302	$571,290,471

Liabilities:
Deposits:
Noninterest-bearing transaction accounts	$13,082,191	$14,573,484
Interest-bearing transaction accounts	23,194,426	26,474,037
Savings and money market accounts	111,740,850	142,644,095
Time deposits $100,000 and over	184,217,232	176,293,300
Other time deposits	111,219,843	121,008,483
Total deposits	443,454,542	480,993,399

Securities sold under agreements to repurchase	20,000,000	20,000,000
Advances from Federal Home Loan Bank	34,000,000	27,000,000
Junior subordinated debentures	14,434,000	14,434,000
ESOP borrowings	1,475,000	1,625,000
Accrued interest payable	2,104,924	1,510,282
Other liabilities	3,108,151	2,085,131
Total liabilities	518,576,617	547,647,812

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $.01 par value and liquidation value per share of $1,000, 10,000,000 shares authorized, 14,448 issued and outstanding at September 30, 2011 and December 31, 2010	13,902,996	13,736,892
Common stock, $.01 par value, 10,000,000 shares authorized; 4,277,176 shares issued and outstanding at September 30, 2011 and December 31, 2010	42,772	42,772
Common stock-warrant, 571,821 shares outstanding at September 30, 2011 and December 31, 2010	1,112,248	1,112,248
Unearned ESOP shares	(1,737,668)	(1,907,361)
Capital surplus	43,243,238	43,404,879
Retained deficit	(41,938,533)	(32,504,156)
Accumulated other comprehensive income	586,632	(242,615)
Total shareholders’ equity	15,211,685	23,642,659
Total liabilities and shareholders’ equity	$533,788,302	$571,290,471